EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Boyd Gaming Corporation on Form S-4 of our report dated February 6, 2002 appearing in the Annual Report on Form 10-K of Boyd Gaming Corporation and Subsidiaries for the year ended December 31, 2001.

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Las Vegas, Nevada

February 6, 2003